UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2021

Patriot National Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Connecticut (State or other jurisdiction of incorporation)	000-29599 (Commission File Number)	06-1559137 (IRS Employer Identification No.)

900 Bedford Street, Stamford, CT (Address of principal executive offices)		06901 (Zip Code)

Registrant’s telephone number, including area code (203) 252-5900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PNBK	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

On November 15, 2021, Patriot National Bancorp, Inc., a Connecticut corporation (“PNBK”), and American Challenger Development Corp., a Delaware corporation (“American Challenger”), issued a joint press release announcing they had entered into a definitive agreement (the “Merger Agreement”), under which PNBK will acquire American Challenger via a reverse subsidiary merger, with American Challenger surviving as a wholly owned subsidiary of PNBK (the "Merger"). PNBK also announced that it had entered into separate definitive agreements (the “Investment Agreements”) with certain investors, consisting of a private placement of approximately $540 million of newly issued PNBK voting and non-voting common stock, warrants for the purchase of non-voting common stock of PNBK, and preferred stock of Patriot Bank, N.A., PNBK’s wholly owned national bank subsidiary. PNBK intends to raise at least an additional $350 million, for a total capital raise of at least $890 million, and intends to negotiate and enter into definitive agreements with other investors for the purchase of subordinated debt securities and preferred stock of PNBK in addition to further sales of PNBK common stock and warrants for the purchase of PNBK non-voting common stock (collectively, the “Capital Raise”). A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K and the exhibits filed herewith include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and future performance of PNBK and American Challenger. Words such as “anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," “targets,” “designed,” "could," "may," "should," "will" or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on PNBK’s and American Challenger’s current expectations and assumptions regarding PNBK’s and American Challenger’s businesses, the economy, and other future conditions.

Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances and other factors that are difficult to predict. Many possible events or factors could affect PNBK’s and/or American Challenger’s future financial results and performance and could cause the actual results, performance or achievements of PNBK and American Challenger to differ materially from any anticipated results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, (1) the risk that the cost savings, any revenue synergies and other anticipated benefits of the proposed transactions may not be realized or may take longer than anticipated to be realized, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the condition of the economy and competitive factors in areas where PNBK does business, (2) disruption to the parties’ business activities as a result of the announcement and pendency of the proposed transactions and diversion of management’s attention from ongoing business activities and opportunities, (3) the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the Merger Agreement between PNBK and American Challenger, or the Investment Agreements between PNBK and the investors in the Capital Raise, (4) the risk that the integration of PNBK and American Challenger will be materially delayed or will be more costly or difficult than expected or that PNBK and American Challenger are otherwise unable to successfully integrate their companies, (5) the failure to obtain the necessary approvals of PNBK’s shareholders, (6) the outcome of any legal proceedings that may be instituted against PNBK and/or American Challenger, (7) the failure to obtain required governmental approvals or a delay in obtaining such approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transactions), (8) reputational risk and potential adverse reactions of PNBK’s and/or American Challenger’s customers, suppliers, employees or other business partners, as applicable, including those resulting from the announcement or completion of the proposed transactions, (9) the failure of any of the closing conditions in the Merger Agreement or Investment Agreements to be satisfied on a timely basis or at all, (10) delays in closing the proposed Merger or Capital Raise, (11) the possibility that the proposed Merger and Capital Raise may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (12) the dilution caused by PNBK’s issuance of additional shares of its capital stock in connection with the proposed transactions, (13) general competitive, economic, political and market conditions, (14) other factors that may affect future results of PNBK, including changes in asset quality and credit risk, the inability to sustain revenue and earnings growth, changes in interest rates and capital markets, inflation, customer borrowing, repayment, investment and deposit practices, the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms, and (15) the impact of the ongoing global COVID-19 pandemic on PNBK’s and/or American Challenger’s businesses, the ability to complete the proposed transactions and/or any of the other foregoing risks.

Except to the extent required by applicable law or regulation, each of PNBK and American Challenger disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included in this communication to reflect future events or developments. Further information regarding PNBK which could affect the forward-looking statements contained herein can be found in PNBK’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, its subsequent Quarterly Reports on Form 10-Q, and its other filings with the Securities and Exchange Commission (“SEC”) and in the proxy statement related to the proposed transactions.

Additional Information and Where to Find It

In connection with the proposed Merger and Capital Raise, PNBK will file a proxy statement and other relevant documents with the SEC. SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the proxy statement (when available) and other documents filed by PNBK at the SEC's Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from the PNBK by directing such request to PNBK at 900 Bedford Street, Stamford, CT, 06901, Attention: Michael Carrazza, telephone: (203) 251-8230.

Participants in the Solicitation

PNBK and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the Merger and Capital Raise. A list of the names of such directors and executive officers and information concerning such participants’ ownership of PNBK common stock is set forth in PNBK’s information statements and Annual Reports on Form 10-K, previously filed with the SEC. Additional information about the interests of those participants may be obtained from reading the proxy statement relating to the Merger and Capital Raise when it becomes available, or by directing a request to PNBK at 900 Bedford Street, Stamford, CT, 06901, Attention: Michael Carrazza, telephone: (203) 251-8230.

American Challenger and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from PNBK’s shareholders in connection with the Merger and Capital Raise. A list of the names of such directors and executive officers and information regarding their interests in the Merger will be contained in the proxy statement when available.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release, dated November 15, 2021
104	Cover Page Interactive Data File (embedded withing the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL BANCORP, INC.

Date: November 15, 2021	By:	/s/ Joseph D. Perillo
Joseph D. Perillo
Executive Vice President and Chief Financial Officer